UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
---------------------------

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: May 21, 1999

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Reinhold Industries, Inc.
--------------------------

Delaware                               0-18434                                 13-2596288
State of Incorporation                 Commission File Number                  IRS Identification Number


12827 East Imperial Highway
Santa Fe Springs, CA 90670

Registrant's telephone number,
including area code: (562) 944-3281
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Item 1.  Change in Control.

     On May 21, 1999, pursuant to a Stock Purchase Agreement, dated May 18, 1999, between Keene Creditors Trust (the "Trust"), the holder of all of the outstanding shares of the Class B Common Stock of Reinhold Industries, Inc. (the "Company") and Reinhold Enterprises, Inc., a newly formed Indiana corporation ("REI"), the Trust sold 997,475 shares of Class B Common Stock owned by it to certain purchasers designated by REI (the "Purchasers") at a purchase price of $9.00 per share. These shares represent approximately 49.9% of the outstanding common stock of the Company. Pursuant to the Company's Certificate of Incorporation, upon consummation of the sale of the shares to the Purchasers, all of the outstanding shares of Class B Common Stock (including those retained by the Trust) were automatically converted into shares of Class A Common Stock, and at the next meeting of the stockholders of the Company called for that purpose, the holders of the Class A Common Stock, voting as a class, will be entitled to elect all of the directors of the Company. Prior to the sale, the Trust, as the holder of all of the Class B Common Stock, was entitled to elect two directors, and the holders of the Class A Common Stock were entitled to elect one director.

     The purchasers designated by REI are Massachusetts Mutual Life Insurance Company, MassMutual High Yield Partners II LLC, MassMutual Corporate Value Partners Limited, Ralph R. Whitney, Jr., Glenn Scolnik, Forrest E. Crisman, Jr., Andrew McNally, IV, Ward S. McNally, Andrew Management IV, L.P., BJR Management, L.P. and ECM Management, L.P. (collectively, the "Purchasers"). Messrs. Whitney, Scolnik, Crisman, A. McNally and W. McNally are directors and officers of Hammond Kennedy Whitney & Company, Inc., a private equity firm ("HKW"). Each of the Purchasers paid for the shares purchased using his or its own available funds.

     The sale of shares to the Purchasers constitutes an "ownership shift" within the meaning of Section 382 of the Internal Revenue Code of 1986, as amended. Section 382 limits the utilization of net operating loss carryforwards upon certain accumulations of stock of corporate issuers. Additional purchases of shares by the Purchasers prior to May 22, 2002, or purchases of shares by other shareholders that result in those shareholders owning more than 5% of the outstanding Common Stock of the Company prior to May 22, 2002, may result in significant limitations on the Company's ability to utilize its net operating loss carryforwards to offset its future income for federal income tax purposes.

     The Stock Purchase Agreement provides that it was a condition to the closing of the sale of the shares that Lawrence H. Diamond and Robert B. Steinberg, the members of the Board of Directors elected by the Trust (as the sole holder of Class B Common Stock), resign as directors. Messrs. Diamond and Steinberg resigned as directors on May 21, 1999. On June 3, 1999, Ralph R. Whitney, Jr. and Andrew McNally IV were appointed by the remaining director, Michael T. Furry, as successor directors. The Board of Directors of the Company now consists of: Michael T. Furry, Ralph R. Whitney, Jr., and Andrew McNally IV.


Item 7. Financial Statements and Exhibits.

     (a) Not applicable.

     (b) Not applicable.

     (c) No exhibits are required to be filed with this report.


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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            REINHOLD INDUSTRIES, INC.
                            (Registrant)




                            By: /s/ Michael T. Furry
                               -------------------------------------
                                Michael T. Furry
                                President
                                June 4, 1999





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REINHOLD INDUSTRIES, INC.
FORM 8-K
EXHIBIT INDEX


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Exhibit                    Description                                          Page

None
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